EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-46918, 2-59230, 33-02980, and 33-53801) of American Express Company of our report dated June 28, 2006 with respect to the financial statements and supplemental schedule of the American Express Incentive Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 2006